Exhibit 99.1

The Inventure Group to Speak at Roth Capital Partners New York Conference

Phoenix, AZ – Sept. 1, 2006 – The Inventure Group, Inc. (Nasdaq: SNAK) will appear at the Roth Capital Partners New York Conference on September 6, 2006 in New York.

Eric J. Kufel, President and Chief Executive Office will discuss the Company’s recent operating results and future plans.  The executive also plans to be available to meet with interested investors.

The Inventure Groups’ presentation, scheduled to begin at 4:00 PM ET on Wednesday, September 6th and expected to last approximately 25 minutes, will be broadcast live on the Internet and can be accessed at www.poorebrothers.com, where one should go to the “Investors’” link, and then click on the “Live Webcast” link. The webcast of the presentation will be archived for 30 days.  In the Investor Relations “Calendar” link, investors may register their email address to receive from the Company periodic email reminders of upcoming corporate events.

About The Inventure Group, Inc.
With facilities in Indiana and Arizona, The Inventure Group is a marketer and manufacturer of Intensely Different™ snack foods under a variety of owned or licensed brand names, including T.G.I. Friday’s®, Cinnabon®, Tato Skins®, Poore Brothers®, Bob’s Texas Style®, Clamato® and Boulder Canyon Natural Foods™. For further information about The Inventure Group or this release, please contact Eric J. Kufel, President and Chief Executive Officer, at (623) 932-6255, or logon to http://www.poorebrothers.com.

Statements contained in this press release that are not historical facts are forward looking  statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that may cause actual results to differ from the forward-looking statements contained in this press release and that may affect the Company’s prospects in general include, but are not limited to, the potential need for additional financing, acquisition-related risks, significant competition, customer acceptance of new products, dependence upon major customers, dependence upon existing and future license agreements, general risks related to the food products industry, and such other factors as are described in the Company’s filings with the Securities and Exchange Commission.